La Jolla Pharmaceutical Company Announces Fourth-Quarter and Full-Year 2013 Financial Results and Highlights Recent Corporate Progress

SAN DIEGO, CA - (March 31, 2014) - La Jolla Pharmaceutical Company (NASDAQ: LJPC) (the “Company” or “La Jolla”) a leader in the development of therapeutics targeting significant unmet life-threatening diseases announces fourth-quarter and full-year 2014 financial results and highlights recent corporate progress.

“We continue to operate our business in a cost efficient manner,” said George Tidmarsh, M.D., Ph.D., La Jolla’s President and Chief Executive Officer. “In 2013, we operated a public company, completed the Phase 1 clinical trial of GCS-100 for the treatment of chronic kidney disease (CKD), started and fully enrolled the Phase 2 clinical trial of GCS-100 in CKD and filed an investigational new drug (IND) application for LJPC-501 for the treatment of hepatorenal syndrome (HRS) all with a cash spend of $4.8 million.”

Recent Accomplishments

•	Positive top-line data from our Phase 2 clinical study of GCS-100 in CKD

•	Broad patent allowed covering modified pectins for the treatment of chronic inflammatory diseases such as CKD and Non-alcoholic steatohepatitis (NASH).

•	Positive preclinical data for GCS-100 in NASH

•	Initiation of Phase 2 Extension study of GCS-100 in CKD

Upcoming Milestones

•	First patient in our Phase 1/2 clinical study of LJPC-501 for the treatment of HRS

•	Full data package from Phase 2 clinical study of GCS-100 in CKD

•	Results from Phase 2 Extension study of GCS-100 in CKD

•	Phase 1/2 data for LJPC-501 in HRS

•	LJPC-401 IND

Results of Operations

All numbers reflect the 1- for-50 reverse stock split of the La Jolla’s common stock, which became effective on January 14, 2014. La Jolla’s comprehensive net loss attributable to common stockholders for the fourth quarter of 2013 was $6.4 million, or $72.74 per share (based 87,940 shares), compared to a comprehensive net loss attributable to common stockholders of $3.6 million, or $13.08 per share (based on 275,440 shares), for the fourth quarter of 2012. Comprehensive net loss attributable to common stockholders was higher in the fourth quarter of 2013 primarily due to increased research and development expenses and the impact of stock compensation expenses. Comprehensive net loss attributable to common stockholders for fiscal year 2013 was $18.7 million, or $41.24 per share (based on 454,337 shares), compared to $8.5 million, or $41.77 per share (based on 203,924 shares), for 2012.

At December 31, 2013, the Company had $8.6 million in cash, as compared to $3.4 million of cash at December 31, 2012. At December 31, 2013, the Company had positive working capital of $7.7 million, compared to positive working capital of $3.2 million at December 31, 2012. The Company believes that its current cash resources are sufficient to fund operations through December 31, 2014.

About GCS-100
GCS-100 is a complex polysaccharide derived from pectin that binds to, and blocks the activity of, galectin-3, a type of galectin. Over-expression of galectin-3 has been implicated in a number of human diseases, including chronic organ failure and cancer. This makes modulation of the activity of galectin-3 an attractive target for therapy in these diseases.

About LJPC-501

LJPC-501 is a peptide agonist of the renin-angiotensin system that acts to help the kidneys balance body fluids and electrolytes. Studies have shown that LJPC-501 may improve renal function in patients with HRS.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapeutics for chronic organ failure and cancer. GCS-100, the Company's lead product candidate, is a first-in-class inhibitor of galectin-3, a novel molecular target implicated in chronic organ failure and cancer. GCS-100 currently is in Phase 2 clinical development for chronic kidney disease (CKD). LJPC-501, the Company’s second product candidate, is a natural peptide for the potential treatment of hepatorenal syndrome. LJPC-401, the Company’s third product candidate, is a natural peptide for the potential treatment of iron overload. For more information on the Company, please visit http://www.ljpc.com.

(financial tables follow)

LA JOLLA PHARMACEUTICAL COMPANY
Unaudited Condensed Statements of Comprehensive Loss
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Expenses:
Research and development	$2,059	$509	$4,362	$1,353
General and administrative	4,339	2,901	13,577	9,386
Total expenses	6,398	3,410	17,939	10,739
Loss from operations	(6,398)	(3,410)	(17,939)	(10,739)
Other income:
Adjustments to fair value of derivative liabilities	—	302	—	2,998
Other income, net	1	3	4	4
Net loss and comprehensive loss	(6,397)	(3,105)	(17,935)	(7,737)
Preferred stock dividends earned	—	(499)	(801)	(780)
Net loss attributable to common stockholders	$(6,397)	$(3,604)	$(18,736)	$(8,517)
Net loss per share basic and diluted	$(72.74)	$(13.08)	$(41.24)	$(41.77)
Shares used in computing basic and diluted net loss per share	87,940	275,440	454,337	203,924

LA JOLLA PHARMACEUTICAL COMPANY
Condensed Balance Sheets
(in thousands, except share and par value amounts)
(Unaudited)

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$8,629	$3,405
Restricted cash	37	—
Prepaids and other current assets	43	25
Total current assets	8,709	3,430
Equipment and furnishings, net	38	—
	$8,747	$3,430
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$834	$92
Accrued expenses	187	107
Accrued payroll and related expenses	73	17
Total current liabilities	1,094	216
Commitments
Stockholders’ equity:
Common stock, $0.0001 par value; 12,000,000,000 shares authorized, 4,404,407 and 285,347 shares issued and outstanding at December 31, 2013 and 2012, respectively	4	1
Series C-1[2] convertible preferred stock, $0.0001 par value; 11,000 shares authorized, 7,016 and 5,792 shares issued and outstanding at December 31, 2013 and 2012, respectively and a liquidation preference of $7,016,000	7,016	5,792
Series C-2[2] convertible preferred stock, $0.0001 par value; zero and 22,000 shares authorized, zero and 500 shares issued and outstanding at December 31, 2013 and 2012, respectively	—	500
Series D-1[2] convertible preferred stock, $0.0001 par value; zero and 5,134 shares authorized, zero and 4,615 shares issued and outstanding at December 31, 2013 and 2012, respectively	—	4,615
Series F Convertible Preferred Stock, $ 0.0001 par value; 10,000 shares authorized, 3,250 and zero shares issued and outstanding at December 31, 2013 and 2012, respectively and a liquidation preference of $3,250,000	3,250	—
Additional paid-in capital	462,684	439,672
Accumulated deficit	(465,301)	(447,366)
Total stockholders’ equity	7,653	3,214
	$8,747	$3,430

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), all of which are available free of charge on the SEC's web site http://www.sec.gov. These risks include, but are not limited to, risks relating to the development of GCS-100, LJPC-501 and LJPC-401, the success and timing of future preclinical and clinical studies of these compounds, and potential indications for which GCS-100, LJPC-501 and LJPC-401 may be developed. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

Company Contact

George F. Tidmarsh, M.D., Ph.D.
President & Chief Executive Officer
La Jolla Pharmaceutical Company
Phone: (858) 207-4264
Email: GTidmarsh@ljpc.com

and

Chester S. Zygmont, III
Director of Finance
La Jolla Pharmaceutical Company
Phone: (858) 207-4262
Email: czygmont@ljpc.com